Exhibit 99.1

 CONSENT OF RYSTAD ENERGY.
We hereby consent to the references to our company’s name in the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2019 (the “Quarterly Report”) of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company of our "Activity Metrics 3Q 2019 - Interim Update," published on July 4, 2019. We also hereby consent to the filing of this letter as an exhibit to the Quarterly Report.

RYSTAD ENERGY

By:	/s/ Chris Campbell
	Name:	Chris Campbell
	Title:	Business Development Manager
July 30, 2019